Exhibit 10.10

COLLATERAL ACCOUNT NOTIFICATION AND ACKNOWLEDGMENT

(THIRD PARTY)

Bank of America, N.A.	January 15, 2006
Mail Code NC1-004-03-06
200 North College Street
Charlotte, NC 28255

Ladies and Gentlemen:

This is to notify you that Vitamin Shoppe Industries Inc., a New York corporation (“Pledgor”), has granted to Wachovia Bank, National Association, in its capacity as agent (in such capacity, together with its successors and assigns, “Pledgee”) for the Lenders (as hereinafter defined), a security interest in, among other things, Account number 283688 (the “Collateral Account”) held by Bank of America, N.A. (the “Securities Intermediary”) in the name of the Pledgor, together with all securities now or hereafter held therein, and the proceeds thereof (collectively, the “Collateral”) pursuant to certain financing arrangements among Pledgor, certain of its affiliates, Pledgee and the financial institutions from time to time parties thereto as lenders (the “Lenders”). Pledgor, Pledgee and the Securities Intermediary are entering into this Collateral Account Notification and Acknowledgment (this “Agreement”) to provide for the control of the Collateral Account and to further perfect the security interest of Pledgee in the Collateral. Pledgor, Pledgee and the Securities Intermediary agree that the Collateral Account is a “securities account” within the meaning of Article 8 of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the “UCC”) and that all Collateral held in the Collateral Account will be treated as “financial assets” under the UCC.

In connection therewith, the parties hereto agree (which agreement by the Pledgor will be construed as instructions to the Securities Intermediary):

1.	The Securities Intermediary is instructed to register the pledge on its books. The Pledgor and the Pledgee acknowledge that the only financial assets that may be held in the Collateral Account are securities eligible to be held at a Federal Reserve Bank and/or the Depository Trust Company (“Eligible Securities”). The Pledgor agrees that it will deliver or caused to be delivered to the Securities Intermediary for deposit in the Collateral Account only Eligible Securities.

2.	The Securities Intermediary is instructed to deliver to the Pledgee copies of monthly statements on the Collateral Account.

3.	Except as a result of computer system or accounting changes affecting securities accounts of the Securities Intermediary generally (in which case the Securities Intermediary shall provide prompt notice to the Pledgee), the Securities Intermediary shall not change the account number of the Collateral Account without the prior written consent of the Pledgee and at least five (5) business days prior notice to the Pledgor.

4.	All dividends, interest, gains and other profits with respect to the Collateral Account will be reported in the name and tax identification number of the Pledgor.

5.	Until the Securities Intermediary has received and had a reasonable opportunity to act upon a written notice from Pledgee which states that Pledgee is exercising exclusive control over the

Collateral Account in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”), the Securities Intermediary is authorized to accept and act upon instructions, directions, and orders from Pledgor with respect to the Collateral Account, the Collateral, any interest therein, or the proceeds thereof, including but not limited to instructions, directions, and orders for the sale, transfer, free delivery, release or other disposition of the Collateral, any interest therein, or the proceeds thereof, in each case without the prior consent of Pledgee. On and after the date on which the Securities Intermediary has received and had a reasonable opportunity to act upon a Notice of Exclusive Control, the Securities Intermediary (i) shall cease complying with orders or instructions concerning the Collateral Account issued or originated by Pledgor and (ii) may not, without the prior written consent of Pledgee, deliver, release or otherwise dispose of the Collateral or any interest therein unless the proceeds thereof are held or reinvested in the Collateral Account as part of the Collateral or applied by Securities Intermediary to the satisfaction of an obligation owed to it described in Section 10 hereof. A Notice of Exclusive Control shall designate the account, person or other location to which the financial assets in the Collateral Account, and cash dividends, interest, income, earnings, and other distributions received with respect thereto, shall thereafter be delivered. Notwithstanding the foregoing, the Securities Intermediary shall at all times be entitled to apply the Collateral, any part thereof, any interest therein, or the proceeds thereof to the satisfaction of an obligation owed to it described in Section 10 hereof.

6.	The Pledgee agrees that the Securities Intermediary is authorized to pay to the Pledgor any interest, interest equivalent, dividends, and principal payments on declining balance securities received by the Securities Intermediary with respect to any securities in the Collateral Account until the Securities Intermediary receives and has a reasonable period of time to act upon a Notice of Exclusive Control from the Pledgee. The Pledgee further agrees that for any non-interest bearing security held in the Collateral Account, the term “interest equivalent” shall mean the amount of any discount earned on such security at the maturity or redemption date of such security.

7.	The Pledgor authorizes the Securities Intermediary, and the Securities Intermediary agrees, to comply with any order or instruction from Pledgee concerning the Collateral Account, including an order or instruction directing sale, transfer or redemption of all or part of the Collateral and the remittance of the proceeds thereof, if any, to Pledgee, without further consent by the Pledgor. Securities Intermediary shall have no responsibility or liability to Pledgor for complying with any order or instruction, whether oral or written, concerning the Collateral Account originated by Pledgee and shall have no responsibility to investigate the appropriateness of any such order or instruction, even if Pledgor notifies Securities Intermediary that Pledgee is not legally entitled to originate any such order or instruction. Securities Intermediary shall have no responsibility or liability to Pledgee for complying with any order or instruction, whether oral or written, concerning the Collateral Account originated by Pledgor except to the extent such compliance would cause Securities Intermediary to violate (i) paragraph 5 hereof or (ii) written orders or instructions previously received from Pledgee, but only to the extent Securities Intermediary has had a reasonable period of time to act thereon. In the event the Securities Intermediary receives orders or instructions from Pledgee and Pledgor that are inconsistent, the Securities Intermediary shall comply only with the orders or instructions from Pledgee. Securities Intermediary shall be able to rely upon any notice or order that it reasonably believes to be genuine. Securities Intermediary shall have no responsibility or liability to Pledgee with respect to the value of the Collateral Account or any of the Collateral. This Agreement does not create any obligation or duty on the part of Securities Intermediary other than those expressly set forth herein.

8.	Securities Intermediary shall not be liable for any loss or damage with respect to any matter that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary’s gross negligence or willful misconduct. In no event shall Securities Intermediary be responsible for special, indirect, exemplary, or consequential damages, including but not limited to lost profits, regardless of any notice, or any loss or damage caused, directly or indirectly, by conditions beyond its control. Pledgor and the Pledgee agree jointly and severally to indemnify and hold the Securities Intermediary, its directors, officers, employees, and agents harmless from and against any and all claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all costs, including court costs and reasonable attorneys’ fees (including allocated costs of in-house counsel), that may arise out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary’s gross negligence or willful misconduct. The indemnities of the Pledgor set forth in this Section 8 shall survive the termination of this Agreement and the indemnities of the Pledgee set forth in this Section 8 shall survive the termination of this Agreement for a period of one hundred twenty (120) days.

9.	The Securities Intermediary hereby acknowledges receipt of the notice of the security interest of Pledgee in and the pledge to Pledgee of the Collateral and the Collateral Account. The Securities Intermediary represents that it has not received notice regarding any lien, encumbrance or other claim to the Collateral or the Collateral Account from any other person and has not entered into an agreement with any third party to act on such third party’s orders or instructions with respect to the Collateral or the Collateral Account. The Securities Intermediary further agrees not to enter into any such agreement with any third party for so long as this Agreement is in effect.

10.	The Securities Intermediary subordinates to the lien and security interest of the Pledgee any right of setoff, encumbrance, security interest or other claim that it may have against the Collateral, except for any lien, claim encumbrance or right of set off against the Collateral Account or any financial asset carried in the Collateral Account arising from (i) customary commissions and fees arising from permitted trading activity within the Collateral Account, (ii) payment owed to Securities Intermediary for open trade commitments for the purchase and/or sale of financial assets in and for the Collateral Account, and (iii) any credit or advance by the Securities Intermediary in respect of interest, income or other proceeds from any financial asset in the Collateral Account for which final payment in collected funds is not received by the Securities Intermediary, in each case pursuant to and in accordance with the terms of the Customer Agreement between the Securities Intermediary and the Pledgor as in effect on the date hereof (the “Customer Agreement”).

11.	To the extent a conflict exists between the terms of this Agreement and the Customer Agreement or any other agreement between Pledgor and the Securities Intermediary related to the Collateral Account, the terms of this Agreement will control.

12.	The terms of this Agreement will in no way be modified except by a writing signed by all parties hereto.

13.

Securities Intermediary may terminate this Agreement by giving thirty (30) days’ prior notice to Pledgor and Pledgee. At the end of such thirty (30) day period, Securities Intermediary will deliver all assets held in the Collateral Account to Pledgee unless Pledgor and Pledgee deliver joint instructions to Securities Intermediary to deliver or transfer the assets in the Collateral Account to another party or securities intermediary. Pledgee may terminate this Agreement by giving written notice to Securities Intermediary and Pledgor. Termination shall not affect any of the rights or liabilities of the parties hereto incurred before the date of termination.

14.	This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

15.	Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and may be delivered in person, sent by facsimile or other electronic means if electronic confirmation of error free receipt is received, or sent by United States mail, postage prepaid, addressed to the party at its address set forth below.

16.	Any notice, order, instruction, request or other communication from the Pledgee to the Securities Intermediary required to be in writing shall be on the Pledgee’s letterhead and signed by an authorized representative of the Pledgee.

17.	Subject to Section 8 hereof, the Securities Intermediary will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of the Securities Intermediary, except if such failure to act or delay in acting was caused by the gross negligence or willful misconduct of the Securities Intermediary, if (i) such failure or delay is caused by circumstances beyond the reasonable control of the Securities Intermediary, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communication or transmission facilities, equipment failure, or act, negligence or default solely of Pledgor or Pledgee or (ii) such failure or delay resulted from Security Intermediary’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

18.	Pledgor agrees to pay Securities Intermediary, upon receipt of Securities Intermediary’s invoice, all reasonable costs, expenses and attorneys’ fees (including reasonable allocated costs for in-house legal services) incurred by Securities Intermediary in connection with the enforcement of this Agreement or any instrument or agreement required hereunder, including but not limited to any such reasonable costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Securities Intermediary’s rights hereunder in a case arising under Title 11, United States Code. This Section 18 shall survive termination of this Agreement.

19.	Notwithstanding any of the other provisions of this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Pledgor, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Pledgor, Securities Intermediary may act as Securities Intermediary deems necessary to comply with all applicable provisions of governing statutes and neither Pledgor nor Pledgee shall assert any claim against Securities Intermediary for so doing.

20.	If any term or provision in this Agreement shall be invalid or unenforceable the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than these to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

21.	This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall have the same force and effect as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement as to such party or any other party.

22.	If any party to this Agreement is not a natural person, such party represents that the person executing this Agreement on behalf of such party hereby has the proper authority to execute this Agreement on behalf of such party.

23.	The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of this Agreement, shall be governed by the statutory and common law of the State of New York without reference to the conflict of law provisions thereof.

24.	PLEDGEE, PLEDGOR AND SECURITIES INTERMEDIARY EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGEE, PLEDGOR AND SECURITIES INTERMEDIARY EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGEE, PLEDGOR AND SECURITIES INTERMEDIARY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the Pledgor and the Pledgee have agreed to the terms of this agreement as of the date indicated above.

PLEDGOR:		PLEDGEE:

VITAMIN SHOPPE INDUSTRIES INC.		WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Cosmo La Forgia	By:	/s/ James O’Connell
Name:	Cosmo La Forgia	Name:	James O’Connell
Title:	Vice President - Finance	Title:	Vice President

Telephone No.: 201-624-3000		Telephone No.: 212-840-2000
Facsimile No.: 201-868-0727		Facsimile No.: 212-545-4283

Address:		Address:

Corporate Office		1133 Avenue of the Americas
2101 91st Street		New York, New York 10036
North Bergen, New Jersey 07047		Attention: Portfolio Manager
Attention: Vice President of Finance (or with respect to notices of default only, General Counsel)

Acknowledged and Agreed to:

SECURITIES INTERMEDIARY:

BANK OF AMERICA, N.A.

By:	/s/ Anne H. Woodward
Name:	Anne H. Woodward
Title:	Principal

Telephone No.: 704-386-1678
Facsimile No.: 800-896-6996

Address:

Mail Code NC1-004-03-06
200 North College Street
Charlotte, North Carolina 28255

Exhibit A

WACHOVIA BANK, NATIONAL ASSOCIATION

1133 Avenue of the Americas

New York, New York 10036

[Date]

Bank of America, N.A.

Mail Code NC1-004-03-06

200 North College Street

Charlotte, North Carolina 28255

Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Collateral Account Notification and Acknowledgment, dated as of January 15, 2006, among Wachovia Bank, National Association, as Agent, Vitamin Shoppe Industries Inc. and Bank of America, N.A., we hereby give you notice of our exclusive control over securities account number 283688 (the “Collateral Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instruction or entitlement order with respect to the Collateral Account or the financial assets credited thereto from any person other than the undersigned.

You are hereby instructed to deliver the financial assets in the Collateral Account and cash dividends, interest, income, earning, and other distributions received with respect thereto, as follows:

Bank Name:	Wachovia Bank, National Association
Bank Address:	Charlotte, North Carolina
ABA No.:	053-000-219
Account Name:	Wachovia Bank, National Association
Account No.:	5000000030279
Reference:	Vitamin Shoppe

Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

cc:	Vitamin Shoppe Industries Inc.